                                                                      Exhibit 14



Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 1 to the Registration Statement (Form N-6 No. 333-149053) pertaining to LLANY Separate Account R for Flexible Premium Variable Life Insurance, and to the use therein of our reports dated (a) March 25, 2009, with respect to the financial statements of Lincoln Life & Annuity Company of New York and (b) March 13, 2009, with respect to the financial statements of LLANY Separate Account R for Flexible Premium Variable Life Insurance.

/s/ Ernst & Young, LLP

Philadelphia, Pennsylvania
April 20, 2009